Exhibit 23.1

CPA

PS STEPHENSON & CO., P.C.
Certified Public Accountants
1609 N. Richmond Road
Wharton, Texas 77488

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our reports dated July 17, 2008 and December 3, 2008 relating to the financial statements of Swap-A-Dept, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ PS Stephenson & Co., P.C.

PS Stephenson & Co., P.C.
Certified Public Accountants
Wharton, Texas
December 8, 2008

(979) 532-5964 • 1-800-509-5964 • FAX: (979) 532-0954